UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On August 14, 2006, Chordiant Software, Inc. (the "Company") received a letter from The Nasdaq Stock Market, Listing Qualifications Department advising the Company that, as a result of the Company's failure to file its quarterly report on Form 10-Q for the period ended June 30, 2006 (the "Quarterly Report") with the Securities and Exchange Commission, the Company was out of compliance with Marketplace Rule 4310(c)(14). The Company will request a hearing before the NASDAQ Listing Qualifications Panel. Pending a decision by the NASDAQ Listing Qualifications Panel, Chordiant's common stock will remain listed on the NASDAQ Global Market. On August 15, 2006, the Company issued a press release announcing these facts.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated August 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chordiant Software, Inc.

Date: August 15, 2006	By: /s/ Peter S. Norman Peter S. Norman Chief Financial Officer